UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 12, 2011

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Madison Avenue
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christopher J. Heckman Retirement Agreement

On August 8, 2011, Investment Technology Group, Inc. (the “Company”) and Christopher J. Heckman entered into a retirement agreement (the “Agreement”) pursuant to which they mutually agreed that, effective August 1, 2011 (the “Retirement Date”), Mr. Heckman resigned from all of his positions with the Company and its subsidiaries, including as Head of U.S. Sales and Trading and as a member of the applicable boards of directors of the Company’s subsidiaries on which Mr. Heckman served.

In consideration for Mr. Heckman’s execution and non-revocation of the Agreement and agreement to certain restrictive covenants described below, the Company will pay Mr. Heckman the payment and benefits set forth below.

Payment and Benefits.  Pursuant to the Agreement, Mr. Heckman will receive a total payment of Two Million One Hundred Eighty Seven Thousand Five Hundred U.S. Dollars ($2,187,500) to be paid in installments over the 12-month period following the Retirement Date. If Mr. Heckman timely elects COBRA continuation coverage he will continue to be covered under the Company’s group health plan at the Company’s sole expense for a maximum of twelve (12) months following the Retirement Date.

All outstanding stock options held by Mr. Heckman that are not vested and exercisable as of the Retirement Date will be forfeited and automatically terminated. All stock options that are vested as of the Retirement Date will remain exercisable for sixty (60) days.  In addition, subject to Mr. Heckman’s compliance with the terms of the Agreement, all outstanding stock unit awards under the Company’s Equity Deferral Award Program Subplan (the “EDA Subplan”) that are not already vested as of the Retirement Date will continue to vest as if Mr. Heckman continued in employment with the Company on each applicable vesting date and will be issued to Mr. Heckman in accordance with the terms of the EDA Subplan, provided that he continues to comply with certain provisions in the Agreement.

Restrictive Covenants.  The Agreement provides that, in addition to Mr. Heckman being bound by the Company’s standard confidentiality and invention assignment covenants, Mr. Heckman cannot (i) engage or participate in any business, entity or endeavor for the 3-month period following the Separation Date, (ii) engage, participate or be interested in any business, entity or endeavor with certain competitors for the 12-month period following the Retirement Date, or (iii) during the period of time from the Retirement Date to the date on which all stock unit awards under the EDA Subplan are issued, solicit or hire any employee, contractor or consultant of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Duly Authorized Signatory of Registrant

Dated: August 12, 2011